UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 17, 2019
ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 Seaport Boulevard, Boston, Massachusetts 02210
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:    (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 17, 2019, Paul Clancy notified Alexion Pharmaceuticals, Inc. (the “Company”) that he will not renew his employment agreement with the Company at its scheduled expiration date of July 10, 2020. Mr. Clancy will remain as the Company’s Executive Vice President and Chief Financial Officer through the date the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. Mr. Clancy will continue to serve as a senior adviser to the Company through July 11, 2020 to assist in the transition to the new Chief Financial Officer (as described in the following paragraph).
On September 17, 2019, the Board of Directors appointed Aradhana Sarin, M.D., the Company’s current Executive Vice President, Chief Strategy and Business Officer, as Executive Vice President and Chief Financial Officer, such appointment to be effective following the date the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
Dr. Sarin, age 45, joined the Company in November 2017 as Senior Vice President, Business Development and Corporate Strategy and, since February 2019, she has served as Chief Strategy and Business Officer and as a member of the executive committee. Prior to joining Alexion, Dr. Sarin held various positions at Citi Global Banking between 2010 and 2017, most recently serving as Managing Director of Healthcare Corporate & Investment Banking, focusing on clients in the life sciences and biopharmaceutical sectors. Before joining Citi Global Banking, she served as Managing Director of Healthcare Investment Banking at UBS, and worked at JP Morgan in the M&A Advisory and Healthcare groups focusing on transaction execution. Before her banking career, Dr. Sarin trained as a medical doctor in India and spent two years practicing in both India and Africa. Dr. Sarin also serves on the Board of OraSure Technologies, Inc. Dr. Sarin completed her medical training at the University of Delhi and received her MBA from Stanford Business School.
Dr. Sarin was not appointed as the Company’s principal financial officer pursuant to any arrangement or understanding with any other person. Dr. Sarin does not have any family relationships with any executive officer or director of the Company and she is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On September 17, 2019, Dr. Sarin entered into an employment agreement with the Company. The agreement provides for the appointment of Dr. Sarin as Executive Vice President, Chief Financial Officer effective following the date the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. The agreement includes a three-year term, which automatically extends at the end of such term for additional one-year periods unless 60 days prior notice is given by either party. The agreement entitles Dr. Sarin to an annual base salary of $800,000, which is subject to increase in the discretion of the Company. The agreement also entitles Dr. Sarin to a target annual cash incentive award of 70% of her annual base salary, with the actual amount of the bonus earned to be determined by the Board or the Leadership and Compensation Committee and paid in accordance with the Company’s management incentive bonus plan. Under the agreement, Dr. Sarin is eligible to receive stock-based awards under the Company’s equity incentive plan in the discretion of the Board or the Leadership and Compensation Committee and to participate in the Company’s employee benefit plans as in effect for employees generally. Dr. Sarin will not receive any stock-based awards in connection with her appointment as Executive Vice President, Chief Financial Officer. The agreement provides standard indemnification coverage for Dr. Sarin, as well as recoupment of any incentive-based compensation in accordance with the Company's recoupment policy.
The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which will be filed with the Securities and Exchange Commission on the Company’s next Quarterly Report on Form 10-Q.

The following exhibits are filed herein:

Exhibit Number	Description
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2019	ALEXION PHARMACEUTICALS, INC.

By: /s/ Doug Barry
Name: Doug Barry
Title: Vice President, Corporate Law